QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the captions "Summary Financial Data", "Selected Consolidated Historical Financial Data" and "Experts" and to the use of our report dated June 10, 2005, except for Note 21 as to which the date is June 13, 2005 and Note 22 as to which the date is August 2, 2005, in the Registration Statement (Form S-1 No. 333-132480) and related Prospectus of RBC Bearings Incorporated, as amended through April 7, 2006 (the "Registration Statement"), and to the incorporation by reference of such Registration Statement in its entirety in the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 filed on Form S-1 on April 11, 2006.

                                                                                        /s/ Ernst & Young LLP

Hartford, Connecticut
April 6, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM